                                                                     EXHIBIT 2.2




================================================================================



                     AGREEMENT AND PLAN OF REORGANIZATION


                                     among


                           ZHONE TECHNOLOGIES, INC.,
                            a Delaware corporation,

                         CAG ACQUISITION CORPORATION,
                          a Delaware corporation and
                       wholly-owned subsidiary of Zhone,

                            CAG TECHNOLOGIES, INC.,
                           a California corporation

                                      and

                    Fred Ackourey, Principal Shareholder of
                            CAG TECHNOLOGIES, INC.

                            Dated November 15, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1.  Definitions............................................................  1

 2.  Plan of Reorganization.................................................  6
     2.1  Merger; Effective Time of the Merger..............................  6
     2.2  Closing...........................................................  6
     2.3  Effects of the Merger.............................................  6
     2.4  Accounting Treatment..............................................  6
     2.5  Effect on Capital Stock and CAG Options...........................  7
     2.6  Contingent Payments...............................................  7
     2.7  Appraisal Rights..................................................  8
     2.8  Exchange Procedures...............................................  8

 3.  Representations and Warranties of CAG..................................  9
      3.1  Organization.....................................................  9
      3.2  Capitalization................................................... 10
      3.3  Power, Authorization and Validity................................ 10
      3.4  No Violation of Existing Agreements.............................. 11
      3.5  Subsidiaries..................................................... 11
      3.6  Financial Statements............................................. 11
      3.7  Tax Matters...................................................... 12
      3.8  Absence of Certain Changes or Events............................. 13
      3.9  Title and Related Matters; Inventory............................. 14
     3.10  Intellectual Property............................................ 14
     3.11  Employee Benefit Plans........................................... 16
     3.13  Contracts........................................................ 18
     3.14  Compliance with Law.............................................. 19
     3.15  Labor Difficulties............................................... 19
     3.17  Certain Transactions............................................. 19
     3.18  Employees and Consultants........................................ 20
     3.19  Insurance........................................................ 20
     3.20  Litigation....................................................... 20
     3.21  Corporate Minutes, Etc........................................... 21
     3.22  Compliance with Environmental Requirements....................... 21
     3.23  No Brokers....................................................... 21
     3.24  CAG Options...................................................... 21
     3.25  Government Contracts............................................. 21
     3.26  Restrictions on Business Activities.............................. 21
     3.27  Disclosure....................................................... 22
     3.28  No Material Adverse Effect....................................... 22
     3.29  No Misrepresentation............................................. 22

                               TABLE OF CONTENTS
                                  (continued)

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                                                                            ----
 4.  Representations and Warranties of the Principal Shareholder............ 22
     4.1  Power, Authorization and Validity................................. 22
     4.2  Title to Securities............................................... 23
     4.3  Absence of Violations or Conflicts................................ 23
     4.4  Absence of Claims Against the Company............................. 23
     4.5  Litigation........................................................ 23
     4.6  No Brokers........................................................ 24

 5.  Representations and Warranties of Zhone and Sub........................ 24
     5.1  Organization and Good Standing.................................... 24
     5.2  Power, Authorization and Validity................................. 24
     5.3  Capitalization.................................................... 24
     5.4  No Violation of Existing Agreements............................... 25
     5.5  No Brokers........................................................ 26
     5.6  Litigation........................................................ 26

 6.  Covenants of CAG....................................................... 26
     6.1  Conduct of Business; Interim Operations........................... 26
     6.2  Access to Information............................................. 28
     6.3  Shareholder Consent............................................... 28
     6.4  Regulatory Approvals.............................................. 29
     6.5  Satisfaction of Conditions Precedent.............................. 29
     6.6  Other Negotiations................................................ 29

 7.  Covenants of the Principal Shareholder................................. 29
     7.1  Advice of Changes................................................. 29
     7.2  Regulatory Approvals.............................................. 29
     7.3  Satisfaction of Conditions Precedent.............................. 29
     7.4  Shareholder Approval.............................................. 30
     7.5  Disposition of Securities; Solicitation; Voting; Etc.............. 30

 8.  Covenants of Zhone and Sub............................................. 30
     8.1  Advice of Changes................................................. 30
     8.2  Regulatory Approvals.............................................. 30
     8.3  Satisfaction of Conditions Precedent.............................. 31
     8.4  Issuance of Options............................................... 31
     8.5  Sale of Assets.................................................... 31

 9.  Additional Covenants of the Parties.................................... 31
     9.1  Confidentiality................................................... 31
     9.2  Publicity......................................................... 31
     9.3  Employment Matters................................................ 31

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
     9.4  Continuing Cooperation............................................ 32
     9.5  Indemnification of CAG's Officers and Directors................... 32

10.  The Closing............................................................ 33
     10.1  Delivery of Documents............................................ 33
     10.2  Delivery of Cash Payment......................................... 33

11.  Conditions to the Closing.............................................. 33
     11.1  Conditions to Each Party's Obligations........................... 33
     11.2  Conditions to Obligations of CAG and the Principal Shareholder... 34
     11.3  Conditions to Obligations of Zhone and Sub....................... 34

12.  Termination of Agreement............................................... 35
     12.1  Termination by Zhone............................................. 35
     12.2  Termination by CAG............................................... 35
     12.3  Mutual Consent................................................... 36
     12.4  Effect of Termination............................................ 36

13.  Survival of Representations and Warranties; Indemnification............ 36
     13.1  Survival of Representations and Warranties....................... 36
     13.2  Indemnification.................................................. 36
     13.3  Procedures for Indemnification................................... 38
     13.4  Defense of Third Party Claims.................................... 39
     13.5  Settlement of Third Party Claims................................. 39

14.  Tax Matters............................................................ 40
     14.1  Indemnification by the Principal Shareholder..................... 40
     14.2  Transfer Taxes................................................... 40
     14.3  Filing Responsibility............................................ 40
     14.4  Contests......................................................... 41

15.  Miscellaneous.......................................................... 41
     15.1  Governing Law.................................................... 41
     15.2  Dispute Resolution............................................... 42
     15.3  Assignment; Binding upon Successors and Assigns.................. 42
     15.4  Severability..................................................... 42
     15.5  Entire Agreement................................................. 42
     15.6  Counterparts..................................................... 42
     15.7  Expenses......................................................... 42
     15.8  Other Remedies................................................... 43
     15.9  Amendment and Waivers............................................ 43

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                               TABLE OF CONTENTS
                                  (continued)

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                                                                            ----
     15.10 Waiver........................................................... 43
     15.11 Notices.......................................................... 43
     15.12 Construction and Interpretation of Agreement..................... 44
     15.13 No Joint Venture................................................. 45
     15.14 Further Assurances............................................... 45
     15.15 Absence of Third Party Beneficiary Rights........................ 45

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION is entered into on November 15, 1999, by and among ZHONE TECHNOLOGIES, INC., a Delaware corporation ("Zhone"), CAG ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Zhone ("Sub"), CAG TECHNOLOGIES, INC., a California corporation ("CAG"), and Fred Ackourey (the "Principal Shareholder").

                                   Recitals
                                   --------

     A. The parties intend that, pursuant to the terms and subject to the conditions set forth below, Sub shall be merged with and into CAG, with CAG the surviving corporation (the "Merger") pursuant to an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of
                                             ---------
Merger") and the applicable provisions of the laws of the State of California;
and

     B. The parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1.   Definitions.  The following terms when used herein have the meanings
          -----------
set forth below:

          1.1  "Ackourey Confidentiality Agreement" means the Confidentiality
                ----------------------------------
Agreement between Zhone and Fred Ackourey in the form of Exhibit K hereto.
                                                         ---------

          1.2  "Acquisition Proposal" has the meaning set forth in Section 6.6.
                --------------------

          1.3  "Affiliate" has the meaning set forth in the rules and
                ---------
regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          1.4  "Agreement of Merger" has the meaning set forth in Recital A.
                -------------------

          1.5  "CAG Audited 1999 Financials" means CAG's balance sheet as of May
                ---------------------------
31, 1999 and its statements of operations, statement of shareholders' equity and statement of cash flows for the fiscal year then ended, audited and reported upon by Ernst & Young LLP, independent certified public accountants.

          1.6  [Intentionally Left Blank]

          1.7  "CAG Common Stock" means the Common Stock of CAG.
                ----------------

          1.8  "CAG Components" has the meaning set forth in Section 3.10(d).
                --------------

          1.9  "CAG Disclosure Schedule" means Exhibit B hereto.
                -----------------------        ---------

          1.10 "CAG Employee Plan(s)" has the meaning set forth in Section
                --------------------
3.11(a).

          1.11 "CAG Expense Schedule" has the meaning set forth in Section 15.7.
                --------------------

          1.12 "CAG Financial Statements" means the CAG Audited 1999 Financials
                ------------------------
and the CAG 1999 Unaudited Financials.

          1.13 "CAG Full Dilution Amount" means the sum of (a) the total number
                ------------------------
of shares of CAG Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, including any such shares for which the holders have exercised rights of appraisal and (b) the total number of shares of CAG Common Stock issuable on exercise of all CAG Options outstanding which are vested immediately prior to the Effective Time of the Merger.

          1.14 "CAG Indemnitors" has the meaning set forth in Section 13.2(a).
                ---------------

          1.15 "CAG Intellectual Property Rights" has the meaning set forth in
                --------------------------------
Section 3.10(a).

          1.16 "CAG Net Assets Amount" means the amount calculated as of the
                ---------------------
Closing Date of the sum of all CAG cash plus accounts receivable less all CAG debt.

          1.17 "CAG Option Agreements" means the agreements between CAG and each
                ---------------------
holder of CAG options representing such holder's CAG Options which have been issued under the CAG Option Plan.

          1.18 "CAG Option Plan" means the CAG Technologies, Inc. 1997 Stock
                ---------------
Option Plan.

          1.19 "CAG Options" means options to acquire CAG Common Stock issued
                -----------
and outstanding under the CAG Option Plan.

          1.20 "CAG Products" means all products and services of CAG that have
                ------------
been and are currently being distributed or provided by CAG and all products currently under development by CAG.

          1.21 "CAG Registered Intellectual Property" has the meaning set forth
                ------------------------------------
in Section 3.10(g).

          1.22 "CAG Security Holders" means the holders of CAG Common Stock and
                --------------------
CAG Options vested immediately prior to the Effective Time of the Merger.

          1.23 "CAG Shareholders" means the holders of CAG Common Stock
                ----------------
immediately prior to the Effective Time of the Merger.

          1.24 "CAG Unaudited 1999 Financials" means CAG's unaudited balance
                -----------------------------
sheet as of August 31, 1999, and its unaudited statements of operations and cash flows for the period then ended.

          1.25 "CAG's Knowledge" has the meaning set forth in Section 15.12(c).
                ---------------

          1.26 "COBRA" has the meaning set forth in Section 3.11(c).
                -----

          1.27 "California Law" means the California General Corporation Law.
                --------------

          1.28 "Cap" has the meaning set forth in Section 13.2(b).
                ---

          1.29 "Cash Payment" has the meaning set forth in Section 2.6.
                ------------

          1.30 "Certificate of Merger" means the certificate to be filed with
                ---------------------
the Secretary of State of the State of Delaware pertaining to the Merger.

          1.31 "Certificates" has the meaning set forth in Section 2.8(b).
                ------------

          1.32 "Closing" and "Closing Date" have the respective meanings set
                -------       ------------
forth in Section 2.2.

          1.33 "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          1.34 "Common Stock" has the meaning set forth in Section 5.3.
                ------------

          1.35 "Common Stock Per Share Amount" means the amount calculated by
                -----------------------------
dividing the sum of the (x) Total Merger Consideration plus (y) the aggregate exercise price of all CAG Options outstanding immediately prior to the Effective Time which are vested and "in the money" by the CAG Full Dilution Amount.

          1.36 "Confidentiality Agreement" means the confidentiality agreement
                -------------------------
dated August 24, 1999 between Zhone and CAG.

          1.37 "Confirmation Date" has the meaning set forth in Section 2.1.
                -----------------

          1.38 "Constituent Corporations" has the meaning set forth in Section
                ------------------------
2.3.

          1.39 "Contingent Payment" has the meaning set forth in Section 2.6.
                ------------------

          1.40 "DOL" has the meaning set forth in Section 3.11(b).
                ---

          1.41 "D&O Claim" and "D&O Claims" have the respective meanings set
                ---------       ----------
forth in Section 9.5(a).

          1.42 "Delaware Law" means the Delaware General Corporation Law.
                ------------

          1.43 "Dissenting Shareholder" has the meaning set forth in Section
                ----------------------
2.7.

          1.44 "Dissenting Shares" has the meaning set forth in Section 2.7.
                -----------------

          1.45 "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended.

          1.46 "ERISA Affiliate" has the meaning set forth in Section 3.11(a).
                ---------------

          1.47 "Effective Time of the Merger" has the meaning set forth in
                ----------------------------
Section 2.1.

          1.48 "Employee Innovations Agreement" means the Employee Innovations
                ------------------------------
and Proprietary Rights Assignment Agreement between Zhone and Fred Ackourey in the form of Exhibit L hereto.
            ---------

          1.49 "Employment Agreement" mean the Employment Agreement between
                --------------------
Zhone and Fred Ackourey in the form of Exhibit C hereto.
                                       ---------

          1.50 "Encumbrances" means, with respect to an item, claims,
                ------------
liabilities, liens, pledges, mortgages, restrictions, options, charges and encumbrances of any kind, whether accrued, absolute, contingent or otherwise, affecting that item.

          1.51 "Exchange Agent" has the meaning set forth in Section 2.8(a).
                --------------

          1.52 "Floor" has the meaning set forth in Section 13.2(b).
                -----

          1.53 "GAAP" means generally accepted accounting principles,
                ----
consistently applied.

          1.54 "Government Contract Party" means any independent or executive
                -------------------------
agency, division, subdivision, audit group, or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

          1.55 "Governmental Entity" means any court, administrative agency or
                -------------------
commission or other governmental authority or agency, domestic or foreign.

          1.56 "IRS" has the meaning set forth in Section 3.11(b).
                ---

          1.57 "Indemnification Claim" has the meaning set forth in Section
                ---------------------
13.3(b).

          1.58 "Indemnified Party" and "Indemnified Parties" have the respective
                -----------------       -------------------
meanings set forth in Section 9.5(a).

          1.59 "Indemnitee" and "Indemnitor" have the respective meanings set
                ----------       ----------
forth in Section 13.3(a).

          1.60 "Information Technology" has the meaning set forth in Section
                ----------------------
3.10(i).

          1.61 "Letter of Transmittal" has the meaning set forth in Section
                ---------------------
2.8(b).

          1.62 "License Agreement" means the QDMP License Agreement between
                -----------------
Zhone and Fred Ackourey in the form of Exhibit D hereto.
                                       ---------

          1.63 "Licensed Intellectual Property" has the meaning set forth in
                ------------------------------
Section 3.10(a).

          1.64 "Material Adverse Effect" with respect to an entity means a
                -----------------------
material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of such entity and its Subsidiaries, taken as a whole.

          1.65 "Merger" has the meaning set forth in Recital A.
                ------

          1.66 "Optionees" means the holders of CAG Options outstanding
                ---------
immediately prior to the Effective Time of the Merger.

          1.67 "Preferred Stock" has the meaning set forth in Section 5.3.
                ---------------

          1.68 "Principal Shareholder Disclosure Schedule" means Exhibit E
                -----------------------------------------        ---------
hereto.

          1.69 "Shareholder Losses" has the meaning set forth in Section
                ------------------
13.2(a).

          1.70 "Subsidiary" means, with respect to any parent corporation or
                ----------
other entity, a corporation or other entity in which a percentage of its voting securities sufficient to elect at least a majority of the Board of Directors or other managers is owned or otherwise controlled, directly or indirectly, by such parent corporation or other entity.

          1.71 "Surviving Corporation" has the meaning set forth in Section 2.3.
                ---------------------

          1.72 "Tax" means all federal, state, local and foreign income,
                ---
property, employment, sales, use, license, payroll, occupation, franchise, occupation, recording, value added, transfer, excise and other taxes, fees, levies or assessments of any nature whatsoever (whether payable directly or by withholding) and, with respect to such tax, any estimated tax, interest, penalties and additions and related charges of Governmental Entities.

          1.73 "Tax Audit" has the meaning set forth in Section 14.4(a).
                ---------

          1.74 "Third Party Claim" has the meaning set forth in Section 13.4.
                -----------------

          1.75 "Total Merger Consideration" means $6,250,000, less (i) the
                --------------------------
aggregate amount of all legal and accounting fees and other expenses paid or incurred by CAG incident to the negotiation and carrying out of the transactions contemplated by this Agreement in excess of $100,000 and (ii) all amounts payable by CAG to officers or employees of CAG as a consequence of the consummation of the transactions contemplated by this Agreement, except for any amounts payable under the Severance Plan of CAG attached hereto as Exhibit I and any amounts paid in respect of CAG Common Stock or CAG Options.

          1.76 "Transaction Documents" means this Agreement, the Agreement of
                ---------------------
Merger, the Employment Agreement, the License Agreement and the option agreements described on Exhibit J-1.

          1.77 "Year 2000 Compliant" has the meaning set forth in Section
                -------------------
3.10(i).

          1.78 "Zhone Group" and "Zhone Losses" have the respective meanings
                -----------       ------------
set forth in Section 13.2(a).

     2.   Plan of Reorganization.
          ----------------------

          2.1  Merger; Effective Time of the Merger.  Subject to the terms and
               ------------------------------------
conditions of this Agreement, the Agreement of Merger and the Certificate of Merger, Sub will be merged into CAG in accordance with California Law and Delaware Law. The Agreement of Merger will be executed by Sub and CAG prior to or on the Closing Date. Subject to the provisions of this Agreement and the Agreement of Merger, on the Closing Date the Agreement of Merger, together with required officers' certificates, shall be duly executed and filed in accordance with the California Law and the Certificate of Merger shall be filed in accordance with Delaware Law. The Merger shall become effective upon the filing of the Agreement of Merger with the California Secretary of State, subject, however, to the issuance of a certified copy of the Agreement of Merger with respect to the Merger by the California Secretary of State (the effective time of such filing being hereinafter referred to as the "Effective Time of the Merger" and the date the certified copy of the Agreement of Merger is issued being hereinafter referred to as the "Confirmation Date").

          2.2  Closing.  The closing of the Merger (the "Closing") will take
               -------
place at 10:00 a.m. California time on the second business day after the satisfaction or waiver of the conditions set forth in Section 11 (the "Closing Date") at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301-1825, unless another date or place is agreed to in writing by Zhone and CAG.

          2.3  Effects of the Merger.  At the Effective Time of the Merger, (i)
               ---------------------
the separate existence of Sub shall cease and Sub shall be merged with and into CAG (Sub and CAG are sometimes referred to herein as the "Constituent Corporations" and CAG, after the Merger, is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of the Surviving Corporation shall be amended to provide that the authorized capital stock of the Surviving Corporation shall be 1,000 shares of Common Stock; (iii) the form of By-Laws of the Surviving Corporation shall be amended to be substantially the same as the form of By-Laws of Sub, with all references to Sub replaced by references to the Surviving Corporation; (iv) the directors of Sub shall be the directors of the Surviving Corporation; (v) the officers of Sub shall be the officers of the Surviving Corporation; and (vi) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

          2.4  Accounting Treatment.  The Merger is intended to be treated as a
               --------------------
purchase for accounting purposes.

          2.5  Effect on Capital Stock and CAG Options.  As of the Effective
               ---------------------------------------
Time of the Merger, by virtue of the Merger and without any action on the part of any of the parties hereto and subject to Section 2.7 hereof:

               (a) The outstanding shares of capital stock of Sub shall be converted into a total of 1,000 shares of common stock of the Surviving Corporation. From and after the Effective Time of the Merger, each stock certificate of Sub evidencing ownership of any shares of capital stock of Sub shall evidence ownership of the shares of capital stock of the Surviving Corporation into which the shares of capital stock of Sub are converted in the Merger.

               (b) All shares of CAG Common Stock that are owned directly or indirectly by CAG or by any Subsidiary of CAG shall be canceled and no stock of Zhone or other consideration shall be delivered in exchange therefor.

               (c) Each share of CAG Common Stock outstanding immediately prior to the Effective Time of the Merger that is not a Dissenting Share (other than shares to be canceled pursuant to Section 2.5(b)) shall be converted into the right to receive (i) a cash payment equal to the Common Stock Per Share Amount plus (ii) Contingent Payments determined pursuant to Section 2.6.

               (d) As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Optionees or any of the parties hereto each outstanding vested CAG Option shall be converted into the right to receive (i) a cash payment equal to the Common Stock Per Share Amount for each share of CAG Common Stock subject to the vested portion of such CAG Option less the exercise price and any applicable withholding taxes for such CAG Option plus
(ii) Contingent Payments determined pursuant to Section 2.6. Zhone will not assume any CAG Options and any unvested CAG Options will terminate in accordance with their terms.

          2.6  Contingent Payments.  In addition to the cash amounts payable to
               -------------------
pursuant to Section 2.5(c)(i) and Section 2.5(d)(i) (the "Cash Payment"), the CAG Security Holders shall be entitled to receive additional aggregate cash payments (the "Contingent Payments") equal to fifty percent (50%) of the after tax consideration received on any sale of any of the CAG Products described on the schedule attached as Exhibit F hereto during the two (2) year period
                         ---------
following the Effective Time of the Merger. Contingent Payments shall be payable to the CAG Security Holders within seven days after receipt of monies from the sale and shall be accompanied by a statement summarizing the taxes deducted from the consideration, provided, however, that subject to Section 13.2(f), while a claim for indemnification against the Principal Shareholder remains unresolved such amounts as are in dispute, up to, but not exceeding, the Principal Shareholder's interest in such Contingent Payments, shall be retained by Zhone until such claims are resolved, but may bear interest as provided in
Section 13.2(f). Any Contingent Payment payable with respect to any sale shall be paid to the holders of CAG Common Stock and CAG Options pro rata, based upon their ownership percentage of the CAG Full Dilution Amount immediately prior to the Effective Time of the Merger.

          2.7  Appraisal Rights.  If any holders of CAG Common Stock exercise
               ----------------
appraisal rights in connection with the Merger under California Law, any shares of CAG Common Stock with respect to which such rights have been duly demanded and perfected ("Dissenting Shares") shall not be converted into the right to receive the consideration described in Sections 2.5 and 2.6 but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Law. CAG shall give Zhone prompt notice of any demand received by CAG for appraisal of or payment for CAG Common Stock, and Zhone shall have the right to participate in all negotiations and proceedings with respect to such demand.
CAG agrees that, except with the prior written consent of Zhone, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal or payment.
Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the California Law, becomes entitled to payment of the fair value of any shares of CAG Common Stock shall receive payment therefor (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event that any holder of any shares of CAG Common Stock fails to make an effective demand for payment or otherwise loses his status as a Dissenting Shareholder, Zhone shall, as of the later of the Effective Time of the Merger or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of CAG Common Stock, the consideration to which such Dissenting Shareholder would have been entitled to under Sections 2.5 and 2.6 of this Agreement and the Agreement of Merger.

          2.8  Exchange Procedures.
               -------------------

               (a) Prior to the Effective Time of the Merger, Zhone shall designate an agent to act as exchange agent for the Merger (in such capacity, the "Exchange Agent"), and Zhone shall take all steps necessary to provide, or to cause the Surviving Corporation to provide, the Exchange Agent with sufficient funds to make the Cash Payment on a timely basis to the CAG Security Holders. At Zhone's election, the Surviving Corporation may act as the Exchange Agent.

               (b) On the Confirmation Date, the Surviving Corporation shall cause the Exchange Agent to deliver to each record holder of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of CAG Common Stock (the "Certificates") and to each holder of a CAG Option, a form of letter of transmittal (the "Letter of Transmittal"), together with instructions for its use in effecting the surrender of the Certificates or applicable CAG Option Agreements for payment. Upon each such holder's proper completion, due execution and delivery of the Letter of Transmittal to the Exchange Agent, together with such holder's Certificates or Option agreement and any other required documentation, such holder shall be entitled to receive the Cash Payment with respect to the number of shares represented by such Certificate or Option agreement, and such Certificate or Option agreement shall be forthwith canceled; provided, however, that the Cash Payment with respect to shares of CAG Common Stock owned and shares of CAG Common Stock subject to CAG Options held by Fred Ackourey shall be paid in accordance with the schedule attached hereto as Exhibit G. If not paid on the
                                                ---------
date indicated on Exhibit G, amounts which are then due but unpaid shall accrue interest at the rate of 15% per annum until paid.

Amounts that are withheld pursuant to the indemnification rights of Zhone as provided in, and in accordance with, the terms of Section 13 shall not be deemed due until such related claims are resolved, but may bear interest in accordance with Section 13.2(f).

               (c) At the Effective Time of the Merger, the stock transfer books of CAG shall be closed and no transfer of any CAG Common Stock shall thereafter be made. Until delivered as contemplated by this Section, each Certificate or Option Agreement which immediately prior to the Effective Time of the Merger represented any CAG Common Stock or right to receive any CAG Common Stock (other than Certificates representing Dissenting Shares) shall be deemed at and after the Effective Time of the Merger to represent for all purposes only the right to receive the Cash Payment and Contingent Payments deliverable in exchange for the shares evidenced by such Certificate or CAG Option Agreement, without interest thereon, or, in the case of Dissenting Shares, the consideration provided under the California Law.

               (d) If payment of the Cash Payment is to be made to a person other than the person in whose name the surrendered Certificate or CAG Option Agreement is registered, it shall be a condition to such payment that (i) the Exchange Agent shall first have received, along with the Letter of Transmittal, a duly executed and acknowledged written instrument of assignment or transfer of such shares, signed exactly as the name or names of the registered holder or holders appeared on the books of CAG immediately prior to the Merger (or by the legal representative(s) of such holder or holders), along with satisfactory evidence that such assignment or transfer was in compliance with all relevant provisions of applicable laws, and (ii) all applicable transfer or other taxes, if any, required by reason of the payment of the Cash Payment to any person other than to such registered holder or holders, shall first have been paid, and satisfactory evidence of such payment (or that such taxes are not payable) shall have been furnished to the Exchange Agent.

               (e) The instructions for effecting the surrender of the Certificates for payment shall set forth procedures that must be taken by the holder of any Certificate representing shares of CAG Common Stock that has been lost, destroyed or stolen. It shall be a condition to the payment of the Cash Payment to any such holder that the Exchange Agent shall have received, along with the Letter of Transmittal, a duly executed lost Certificate affidavit, including an agreement to indemnify the Surviving Corporation, signed exactly as the name or names of the registered holder or holders of the lost Certificate appeared on the books of CAG immediately prior to the Merger (or by the legal representative(s) of such holder or holders), together with such other documents as the Surviving Corporation or the Exchange Agent may reasonably require in connection therewith.

     3.   Representations and Warranties of CAG.  Except as set forth in the CAG
          -------------------------------------
Disclosure Schedule which refers to the Section reference of such representations and warranties as are thereby qualified, CAG represents and warrants to Zhone and Sub as set forth below.

          3.1  Organization.  CAG is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. CAG is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the lack of such qualification or licensing (individually or in the aggregate) would not have a Material Adverse Effect on CAG or the Surviving Corporation. True, correct and complete copies of CAG's Articles of Incorporation and By-Laws, as in effect on the date hereof and as will be in effect immediately prior to the Closing, have been delivered to counsel for Zhone and are attached to the CAG Disclosure Schedule.

          3.2  Capitalization.  The issued and outstanding capital stock of CAG
               --------------
consists of, and immediately prior to the Closing will consist of, 8,250,000 shares of CAG Common Stock. All such issued and outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws. As of the date of this Agreement there are outstanding options to purchase 1,311,500 shares of CAG Common Stock. Except for the foregoing, there are no outstanding rights, options, warrants, conversion rights or other agreements for the purchase or acquisition from CAG of any shares of its capital stock or securities convertible into or exchangeable for any shares of such capital stock. Under the terms of this Agreement and the documents governing the CAG Options, all CAG Options which are not vested at the Effective Time shall terminate and be of no further force or effect at the Effective Time. There are no preemptive rights to purchase or otherwise acquire any securities of CAG pursuant to any provision of law or the Articles of Incorporation or By-Laws of CAG, any agreement to which CAG is a party or otherwise. There is no voting or stock restriction agreement, proxy or similar agreement to which CAG is a party. There are no outstanding contractual obligations, commitments, understandings or arrangements of CAG to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of CAG and, except as contemplated by this Agreement, there are no irrevocable proxies with respect to shares of capital stock of CAG. The Company has no rights plan or similar preferred stock purchase plan or arrangement.

          3.3  Power, Authorization and Validity.
               ---------------------------------

               (a) CAG has the corporate right, power, legal capacity and authority to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents to which CAG is or will be a party and, subject to such approval of the same by the CAG Security Holders as may be required by law, to perform its obligations under each of them. The execution and delivery of, and the consummation of the transactions contemplated by, each of the Transaction Documents to which CAG is or will be a party has been duly and validly approved and authorized by the Board of Directors of CAG and all other necessary corporate action on the part of CAG, except for approval by the CAG Shareholders.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to CAG in connection with the execution and delivery of, and the consummation by CAG of the transactions contemplated by, any of the Transaction Documents to which CAG is or will be a party, except for the filing of the Agreement of Merger and officers' certificates with the office of the Secretary of State of the State of California and the filing of appropriate documents with the relevant authorities of other states in which CAG is qualified to do business.

               (c) Each of the Transaction Documents to which CAG is or will be a party has been, or upon its execution and delivery by CAG will have been, duly executed and delivered by CAG and, subject to any required CAG Shareholder approval of that Transaction Document, constitutes or will constitute upon its execution and delivery, a valid and binding obligation of CAG, enforceable against CAG in accordance with its terms.

          3.4  No Violation of Existing Agreements.  The execution and delivery
               -----------------------------------
of this Agreement and each of the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, (i) any provision of the Articles of Incorporation or By-Laws of CAG,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which CAG is a party or by which CAG or any of its properties or assets is bound or affected, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CAG or its properties or assets. The consummation of the Merger and the transfer to the Surviving Corporation of all rights, licenses, franchises, leases and agreements of CAG will not require the consent of any third party or have a material adverse effect upon any such right, license, franchise, lease or agreement.

          3.5  Subsidiaries.  CAG (i) has no Subsidiaries, (ii) does not own or
               ------------
control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and (iii) does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.6  Financial Statements.
               --------------------

               (a) CAG has delivered to Zhone the CAG Financial Statements. Except as expressly set forth in the notes, exhibits or schedules thereto, the CAG Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of CAG as of their respective dates and the results of operations, equity transactions and cash flow of CAG for the periods indicated, except that (i) the CAG Unaudited 1999 Financials are subject to normal year-end adjustments, which will not individually or in the aggregate be material, and (ii) the CAG 1999 Unaudited Financials do not contain all footnotes required under GAAP.

               (b) CAG has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against on the CAG balance sheet as of August 31, 1999 included in the CAG 1999 Unaudited Financials, except for those (i) that have been incurred after August 31, 1999, or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. The reserves, if any, reflected on the balance sheet included in the CAG 1999 Unaudited Financials are adequate in light of the contingencies with respect to which they are made. Each debt, liability, and obligation of any nature of CAG incurred after August 31, 1999, has been incurred in the ordinary course of CAG's business, or in connection with the transactions contemplated by this Agreement.

          3.7  Tax Matters.
               -----------

               (a) CAG has duly filed all tax returns, reports and estimates required to be filed by it, for all years and periods (and portions thereof) for which any such returns, reports or estimates were due on or prior to the Closing Date. All such returns, reports and estimates, as filed, were complete, correct and accurate in all material respects. All taxes due from CAG, have been paid with respect to years and periods ending on or prior to the Closing Date. CAG has received no notice of any pending assessments, asserted deficiencies or claims for additional taxes that are payable and have not been paid, except to the extent that they are subject to a bona fide dispute with the relevant taxing authority. The reserves for taxes, if any, reflected on the balance sheets included in the CAG Audited 1999 Financials are adequate and there are no tax liens on any property or asset of CAG other than liens for taxes not yet due. There have been no examinations of any of CAG's tax returns or reports by any Governmental Entity. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report for any period and no request for such an agreement or waiver is pending.

               (b) All taxes that CAG has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authority.

               (c) CAG is not a party to any tax-sharing agreement or similar arrangement with any other party.

               (d) At no time has CAG been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) CAG is not obligated to make any "parachute payment", as defined in Section 280G of the Code.

               (f) CAG will not be required to include any material adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the tax laws of any jurisdiction requiring tax adjustments as a result of a change in method of accounting implemented by CAG prior to the Closing Date for any tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by CAG prior to the Closing Date with any taxing authority with regard to the tax liability of CAG for any tax period (or portion thereof) ending on or before the Closing Date.

               (g) CAG is not under any contractual obligation to pay any tax obligations of any other person, or any tax obligation with respect to any transaction of any other person or to indemnify any other person with respect to any tax.

               (h) CAG has not at any time filed a consent to the application of
Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent before the Closing Date.

          3.8  Absence of Certain Changes or Events.  Since May 31, 1999, CAG
               ------------------------------------
has conducted its business in the ordinary and usual course and, without limiting the generality of the foregoing, has not:

               (a) suffered any event or occurrence that has had a Material Adverse Effect on CAG;

               (b) suffered any damage, destruction or loss, whether or not covered by insurance, that had a Material Adverse Effect on CAG;

               (c) granted any increase in the compensation payable or to become payable by CAG to its officers or employees, except those occurring in the ordinary course of business;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

               (e) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates except as may be required by any modification or change in GAAP;

               (f) sold, assigned, transferred, or otherwise disposed of any patent, trademark, tradename, brand name, copyright (or pending application for any patent, trademark or copyright), invention, process, know-how, formula or trade secret or interest therein or other intangible asset or licensed any of the foregoing, except under licenses referenced in the CAG Disclosure Schedule;

               (g) suffered any labor dispute;

               (h) entered into any material commitment or obligation, except to Zhone or in the ordinary course of business and under licenses referenced in the CAG Disclosure Schedule;

               (i) incurred any material liability (including, without limitation, any contingent liability with respect to the obligation of others), except in the ordinary course of its business or in connection with the transactions contemplated by this Agreement;

               (j) permitted or allowed any of its property or assets to be subjected to any Encumbrance, except in the ordinary course of its business and except for liens of current taxes not yet due;

               (k) made any capital expenditure or commitment for additions to property, plant or equipment in excess of $50,000 in the aggregate;

               (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates, officers, directors or shareholders or any Affiliate of any of the foregoing, other than salary or benefits to CAG employees in the ordinary course of business; or

               (m) agreed to take any action described in this Section 3.8 or outside of the ordinary course of its business or that would constitute a breach of any of the representations or warranties of CAG contained in the Transaction Documents.

          3.9  Title and Related Matters; Inventory.
               ------------------------------------

               (a) CAG has good and marketable title to all the properties and assets, real and personal, reflected on the balance sheet as of August 31, 1999 included in the CAG 1999 Unaudited Financials or acquired after the date of such balance sheet (except properties and assets sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or property which is leased), free and clear of all Encumbrances, except for purchase money security interests and the lien of current taxes not yet due and payable and Encumbrances which are immaterial in the aggregate.

               (b) All real and personal property leases to which CAG is a party are valid, binding, enforceable and effective in accordance with their respective terms. There is not any existing default by CAG under any of such leases or any event of default or event that, with notice or lapse of time or both, would constitute an event of default by CAG or, to CAG's Knowledge, by any other party to any of such leases which could be expected to have a Material Adverse Effect on CAG. True, correct and complete copies of each CAG lease described in this Section 3.9(b) have been provided to counsel for Zhone.

          3.10 Intellectual Property.
               ---------------------

               (a) CAG owns, or is licensed (including pursuant to licenses, sublicenses or other agreements, collectively referred to herein as "Licensed Intellectual Property") or otherwise possesses a legal right to use, all (i) issued patents, (ii) all registered trademarks, trade names, service marks,
(iii) copyrights and mask works, and (iv) other processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials which are maintained as trade secrets of CAG; to the extent any of such rights that are material to the conduct of the business of CAG as currently conducted (all of which are referred to as the "CAG Intellectual Property Rights"). To CAG's knowledge, CAG owns, or is licensed, or otherwise possesses a legal right to use all (i) inventions, whether or not patentable, or applications for patents; (ii) registrations for trademarks, trade names and services marks; and (iii) common law trademarks, service marks, trade names and logos that have been used by CAG.

               (b) CAG is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the CAG Intellectual Property rights or Licensed Intellectual Property.

               (c) CAG: (i) has not received notice that is has been sued in any suit, action or proceedings which involves a claim of infringement or misappropriation of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; (ii) has not received any communications alleging that CAG has violated, or by conducting its business as proposed, would violate any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; (iii) has no reason to believe that the manufacturing, marketing, licensing or sale of any CAG Product or the provision of services in the course of CAG's business infringes or misappropriates any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iv) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any CAG Intellectual Property Rights or Licensed Intellectual Property.

               (d) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the CAG Products at any stage of their development (the "CAG Components") were written, developed and created solely and exclusively by employees of CAG without the assistance of any third party or were created by third parties who assigned ownership of their rights to CAG pursuant to valid and enforceable agreements.

               (e) To CAG's Knowledge, neither the execution and delivery of any such agreement, nor the carrying on of CAG's business as currently conducted and as currently proposed to be conducted by any such person as an employee, consultant or independent contractor, as the case may be, has conflicted or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

               (f) To the knowledge of CAG, no person is infringing or misappropriating any CAG Intellectual Property Rights.

               (g) To CAG's Knowledge, each (i) patent, (ii) trademark, (iii) copyright, (iv) service mark or (v) other CAG Intellectual Property Right that has been registered, filed certified or otherwise perfected by recordation with any Governmental Entity ("CAG Registered Intellectual Property") is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such CAG Registered Intellectual Property which are due before the Closing have been or will be paid prior to closing and all necessary documents and certificates in connection with such CAG Registered Intellectual Property which are due before the Closing have been or will be filed prior to closing with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. For each product, technology or service of CAG that constitutes or includes a copyrightable work, CAG has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which CAG has acquired any CAG Intellectual Property rights from any person, CAG has obtained a valid assignment sufficient to irrevocably transfer all rights in such

CAG Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to CAG and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, CAG has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (h) There are no contracts, licenses or agreements between CAG and any other person with respect to CAG Intellectual Property Rights under which there is any dispute known to CAG regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by CAG.

               (i) All of CAG's current products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. With respect to products currently in development by CAG, CAG represents and warrants that all such products have been designed to be Year 2000 compliant within the foregoing definition. To CAG's Knowledge, all versions of Information Technology (as defined below) is Year 2000 Compliant, and will not cause a material interruption in the ongoing operations of CAG's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all versions of software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are currently owned or used by CAG in the conduct of its business, or purchased by CAG from third party suppliers.

          3.11 Employee Benefit Plans.
               ----------------------

               (a) Section 3.11 of the Disclosure Schedule lists, with respect
                                       -------------------
to CAG and any trade or business (whether or not incorporated) which is treated as a single employer with CAG (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code, each material plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, relocation, termination pay, deferred compensation, sabbatical, performance awards, bonus, stock or stock-related awards, fringe benefit, cafeteria benefit, dependent care, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to by CAG or any ERISA Affiliate or with respect to which CAG or any ERISA Affiliate has or may have any liability (collectively, the "CAG Employee Plan(s)"). None of the CAG Employee Plans promise or provide retiree medical or other retiree welfare benefits to any person. CAG does not have any plan or commitment to establish any new CAG Employee Plans or amend any CAG Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in CAG's financial statements, except for such amendments as may be required by law.

               (b) Documents. Except for such items the nondisclosure of which
                   ---------
would not have a material adverse effect, CAG has furnished to Zhone true and complete copies of the current documents relating to each of the CAG Employee Plans, including (without limitation) plan documents, trust documents, the most recent determination or opinion letter issued by the Internal Revenue Service ("IRS"), group annuity contracts, plan amendments that have not yet been incorporated into the current version of a restated plan document, insurance policies or contracts, employee booklets, administrative service agreements, summary plan descriptions, Form 5500 reports filed for the last three plan years, standard COBRA forms and notices, all registration statements and prospectuses, any correspondence or inquiry by the IRS (other than that relating to any determination letter application) or Department of Labor ("DOL"), and any material employee communications relating to any CAG Employee Plan that is materially inconsistent with the terms of any CAG Employee Plan.

               (c) Compliance.  Each CAG Employee Plan has been administered in
                   ----------
accordance with its terms and is in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) in all material respects, and CAG and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material default under or violation of and have no knowledge of any material default or violation by any other party to, any of the CAG Employee Plans. Any CAG Employee Plan intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter or opinion letter as to its qualified status under the Code and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any CAG Employee Plan subject to Code Section 401(a). There are no suits, administrative proceedings, including any audit or inquiry by the IRS or DOL, actions or other litigation pending, or to the knowledge of CAG are threatened against or with respect to any CAG Employee Plan, other than routine claims for benefits and those relating to Qualified Domestic Relations Orders. CAG and each of its United States subsidiaries have complied in all material respects with the health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), or any applicable state continuation coverage requirements, the Family and Medical Leave Act of 1993, the Health Insurance Portability and Accountability Act and the Cancer Rights Act of 1998.

               (d) No Title IV or Multiemployer Plan. CAG does not now, nor has
                   ---------------------------------
it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV of ERISA or Section 412 of the Code. Neither CAG nor any ERISA Affiliate is a party to, has made or is required to make any contribution to, or otherwise incurred any obligation or liability under any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither CAG nor any ERISA Affiliate has any actual or potential withdrawal liability for any complete or partial withdrawal from any multiemployer plan.

               (e) Effect of Transaction.  The consummation of the transactions
                   ---------------------
contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of CAG to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in Exhibit I to this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by CAG pursuant to any CAG Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code.

          3.12 [Intentionally Left Blank]

          3.13 Contracts.
               ---------

               (a) Except as set forth in the CAG Disclosure Schedule, CAG is not a party or subject to any agreement, obligation or commitment, written or oral:

                   (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed and/or contingent payments or expenditures by or to CAG totaling more than $50,000 in any year;

                   (ii)   with agents, advisors, salesmen, sales
representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

                   (iii) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

                   (iv) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                   (v) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

                   (vi) for the sale or lease of any real property involving more than $10,000 per annum; or

                   (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the CAG Products involving more than $50,000 in the aggregate.

               (b) To CAG's Knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

               (c) The CAG Disclosure Schedule lists each vendor that (i) manufactures for or supplies to CAG any material product or component of any CAG Product and to which CAG paid more than $50,000 in any calendar year or more than $25,000 during the six months ended June 30, 1999, or (ii) is the sole source for any product or component of any CAG Product.

               (d) CAG is not in default under or in breach or violation of, nor, to CAG's knowledge, is there any valid basis for any claim of default by CAG under, or breach or violation by CAG of, any contract, commitment or restriction to which CAG is a party or by which it or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on CAG. To CAG's Knowledge, no other party is in default under or in breach or violation of, nor, to CAG's Knowledge, is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any contract, commitment, or restriction to which CAG is a party or by which any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, individually or in the aggregate, have a Material Adverse Effect on CAG.

          3.14 Compliance with Law.  CAG possesses all regulatory consents,
               -------------------
authorizations, approvals, licenses and permits required by any Governmental Entity in connection with the conduct of all aspects of its business as presently conducted. CAG has complied with all such consents, authorizations, approvals, licenses and permits and with all applicable laws, regulations and other requirements of each Governmental Entity having jurisdiction over CAG. CAG has not received any (i) notification of any asserted present or past failure by CAG to comply with such laws, rules or regulations, or (ii) written complaint, inquiry or request for information from any Governmental Entity relating thereto.

          3.15 Labor Difficulties.  To CAG's Knowledge, CAG is not engaged in
               ------------------
any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There are no proceedings, pendings or, to CAG's knowledge, reasonably expected or threatened, between CAG and any of its current or former employees. There are no claims pending or, to CAG's knowledge, reasonably expected or threatened, against CAG under any workers' compensation or disability plan or policy. CAG has provided all employees with all wages, benefits and compensation earned up through the date of this Agreement. There is no unfair labor practice complaint against CAG pending, or, to CAG's Knowledge, threatened, nor are there any grievances which could form the basis for such a complaint before the National Labor Relations Board. To CAG's Knowledge, (i) the consummation of the transactions contemplated by the Transaction Documents will not have a material adverse effect on its relations with CAG employees, and (ii) none of the CAG employees intends to leave its employment, whether as a result of the transactions contemplated by the Transaction Documents or otherwise.

          3.16 [Intentionally Left Blank]

          3.17 Certain Transactions.
               --------------------

               (a) No Affiliate of CAG has any interest in (i) any material equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the Intellectual Property Rights, used in connection with or pertaining to the business of CAG, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the CAG Products, (iii) any entity that competes with CAG, or with which CAG is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which CAG is a party; provided, however, that no Affiliate of CAG or other
                         --------  -------
person shall be deemed to have such an interest solely by virtue of the ownership of less than 5% of the outstanding stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on Nasdaq.

               (b) Except as contemplated by the Transaction Documents, CAG is not a party to any (i) agreement with any officer or other employee of CAG (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CAG in the nature of any of the transactions contemplated by the Transaction Documents, (y) providing any term of employment or compensation guaranty, or (z) except as set forth in
Exhibit I, providing severance benefits or other benefits after the termination of employment of such officer or other employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan (other than such plans with respect to the CAG Options), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by the Transaction Documents.

          3.18 Employees and Consultants.  True, correct and complete copies of
               -------------------------
all written agreements and descriptions of all oral agreements with individual employees and consultants to which CAG is a party have been delivered to Zhone. The CAG Disclosure Schedule lists the names of all CAG employees, their salaries or wages, other compensation and dates of employment and positions.

          3.19 Insurance.  To CAG's knowledge, CAG has not done anything, either
               ---------
by way of action or inaction, that would invalidate any insurance policies and other forms of insurance held by CAG in whole or in part.

          3.20 Litigation.  There is no action, proceeding, claim or
               ----------
investigation pending against CAG or affecting any of its properties, assets or operations before any court or administrative agency, and, to CAG's Knowledge, no such action, proceeding, claim or investigation has been threatened, nor is there any reasonable basis therefor. Without limiting the generality of the preceding sentence, there is no basis for any shareholder or former shareholder of CAG, or any other person, firm, corporation or entity, to assert a claim against CAG, Zhone or Sub based upon (i) issuance or rights to issuance by CAG of any shares of CAG Common Stock, (ii) any rights as a CAG Shareholder, including any option or preemptive rights or rights to notice or to vote, or
(iii) any rights under any agreement between CAG and any of its shareholders or former shareholders, or option holders or former option holders in their capacity as such, except in each case as set forth in Section 3.24. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against CAG or, to CAG's Knowledge, affecting any of its properties, assets or operations. No product liability or warranty claim has been asserted or threatened against CAG nor, to CAG's Knowledge, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

          3.21 Corporate Minutes, Etc.  CAG has made available to counsel for
               -----------------------
Zhone true, correct and complete copies of (i) its minute book containing complete records of all proceedings, consents, actions, and meetings of its shareholders, Board of Directors and any committees thereof, (ii) all material permits, orders, and consents issued by any Governmental Entity with respect to CAG, or any securities of CAG, and all applications for such permits, orders, and consents, and (iii) the stock certificate and transfer books and the stock register of CAG setting forth all issuances and transfers of any capital stock of CAG. The corporate minute books, stock certificate books, stock registers and other corporate records of CAG and the copies thereof provided to counsel for Zhone are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

          3.22 Compliance with Environmental Requirements.  CAG has complied
               ------------------------------------------
with and not violated any laws, regulations or requirements of any Governmental Entity related to pollution or protection of the environment, including those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. To CAG's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions which are likely to form the basis of any claim, action, suit, proceeding, hearing or investigation against CAG based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

          3.23 No Brokers.  CAG is not obligated for the payment of fees or
               ----------
expenses of any broker, finder or other person in connection with the origination, negotiation or execution of any of the Transaction Documents or in connection with any transaction contemplated thereby.

          3.24 CAG Options.  The CAG Disclosure Schedule contains a list of all
               -----------
Optionees and the CAG Options held by each Optionee. All CAG Options that will be outstanding immediately prior to the Effective Time of the Merger have been issued in accordance with the terms of the CAG Option Plan and pursuant to the standard form of option agreement previously provided to counsel for Zhone.

          3.25 Government Contracts.  CAG has never sold or licensed any of its
               --------------------
products to, or performed services for, any Government Contract Party and has never been a party to any contract, written or oral with any Government Contract Party. All of CAG's technical data and computer software was developed exclusively at private expense.

          3.26 Restrictions on Business Activities.  Except for Agreements with
               -----------------------------------
Zhone, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which CAG is a party or otherwise binding upon CAG which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of CAG, any acquisition of property (tangible or intangible) by CAG, the conduct of business by CAG or otherwise limiting the freedom of CAG to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, CAG has not entered into any agreement under which CAG is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

          3.27 Disclosure.  CAG has delivered to counsel for Zhone a true,
               ----------
complete and correct copy of each document referred to in the CAG Disclosure Schedule or otherwise required by this Section 3 to be delivered.

          3.28 No Material Adverse Effect.  Except as required by Zhone in
               --------------------------
connection with CAG's entry into the transactions contemplated by the Transaction Documents, there has been no Material Adverse Effect on CAG since May 31, 1999 and to CAG's Knowledge there has not occurred any event which could reasonably be expected to have a Material Adverse Effect on CAG.

          3.29 No Misrepresentation.  No representation or warranty by CAG in
               --------------------
this Agreement, or any statement, certificate or schedule furnished or to be furnished by CAG pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

     4.   Representations and Warranties of the Principal Shareholder.  Except
          -----------------------------------------------------------
as set forth in the Principal Shareholder Disclosure Schedule, the Principal Shareholder, represents and warrants to Zhone and Sub that:

          4.1  Power, Authorization and Validity.
               ---------------------------------

               (a) The Principal Shareholder has the full right, power, legal capacity and authority to enter into and perform the Principal Shareholder's obligations under each of the Transaction Documents to which the Principal Shareholder is or will be a party.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other consent, approval or authorization from any other third party, on the part of the Principal Shareholder is required in connection with the Principal Shareholder's execution or delivery of the Transaction Documents to which the Principal Shareholder is or will be a party or the consummation by the Principal Shareholder of the transactions contemplated by, other compliance with, or performance under, such Transaction Documents.

               (c) Each of the Transaction Documents to which the Principal Shareholder is or will be a party constitutes, or will constitute upon its execution and delivery by the Principal Shareholder, a valid and binding obligation of the Principal Shareholder enforceable in accordance with its terms.

          4.2  Title to Securities.  The Principal Shareholder owns of record
               -------------------
and beneficially, and immediately prior to the Effective Time of the Merger will own of record and beneficially, the number of shares of CAG Common Stock set forth opposite the Principal Shareholder's name on the Principal Shareholder Disclosure Schedule. The Principal Shareholder owns, and will own immediately prior to the Effective Time of the Merger, all right, title and interest in and to the shares held of record by him, free and clear of all Encumbrances, proxies, rights of refusal and similar rights and other transfer restrictions of any nature whatsoever (including any arising from any existing or threatened litigation) other than restrictions on transfer arising out of federal and state securities laws.

          4.3  Absence of Violations or Conflicts.  The execution and delivery
               ----------------------------------
by the Principal Shareholder of the Transaction Documents to which the Principal Shareholder is or will be a party and the consummation by the Principal Shareholder of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any lien upon any properties or assets of CAG, under (x) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which the Principal Shareholder is a party or to which the Principal Shareholder or the Principal Shareholder's properties or assets are subject, bound or affected, (y) any judgment, decree or order of any Governmental Entity to or by which such Principal Shareholder or the Principal Shareholder's properties or assets are subject, bound or affected, or (z) any applicable law; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Principal Shareholder that would result in any lien or other claim upon the properties or assets of CAG.

          4.4  Absence of Claims Against the Company.  The Principal Shareholder
               -------------------------------------
Disclosure Schedule contains a description of all claims of the Principal Shareholder against CAG, including a description of any amounts payable to the Principal Shareholder as a consequence of the consummation of the transactions contemplated by this Agreement. Except as disclosed in the Principal Shareholder Schedule, the Principal Shareholder has no claim against CAG, except for accrued compensation and benefits and the reimbursement of expenses incurred in the ordinary course of business. The Principal Shareholder has no right, claim or interest in or to any stock or equity ownership interest in CAG other than those referred to in Section 4.2, and the Principal Shareholder has no right, claim or interest in or to any of the CAG Intellectual Property Rights.

          4.5  Litigation.  There is no action, proceeding, claim or
               ----------
investigation pending or, to the Principal Shareholder's knowledge, threatened against the Principal Shareholder relating to the Principal Shareholder's ownership of CAG Common Stock before any Governmental Entity.

          4.6  No Brokers.  The Principal Shareholder is not obligated for the
               ----------
payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of any of the Transaction Documents or in connection with any transaction contemplated thereby.

     5.   Representations and Warranties of Zhone and Sub.  Zhone and Sub
          -----------------------------------------------
jointly and severally represent and warrant to CAG that:

          5.1  Organization and Good Standing.  Zhone and Sub are corporations
               ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, and have all requisite corporate power and authority to carry on their respective businesses as it is now being conducted. Zhone and Sub are duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the lack of such qualification or licensing (individually or in the aggregate) would not have a Material Adverse Effect on Zhone or Sub.

          5.2  Power, Authorization and Validity.
               ---------------------------------

               (a) Zhone and Sub each has the corporate right, power, legal capacity and authority to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents to which it is or will be a party and to perform its obligations under each of them. The execution and delivery of, and the consummation of the transactions contemplated by, each of the Transaction Documents to which Zhone or Sub is or will be a party, the Zhone 1999 Stock Option Plan, and each Zhone Stock Option Agreement has been duly and validly approved and authorized by all necessary corporate action.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Zhone or Sub in connection with the execution and delivery of, and the consummation by them of the transactions contemplated by, any of the Transaction Documents to which either of them is or will be a party, or the Zhone 1999 Stock Option Plan or any Zhone Stock Option Agreement, except for the filing of the Agreement of Merger and officers' certificates with the office of the Secretary of State of the State of California, the filing of appropriate documents with the relevant authorities of other states in which CAG is qualified to do business, and such filings under federal and state securities laws as have already been completed or which are not yet due.

               (c) Each of the Transaction Documents to which Zhone or Sub is or will be a party, the Zhone 1999 Stock Option Plan, and each Zhone Stock Option Agreement has been, or upon its execution and delivery by Zhone or Sub will have been, duly executed and delivered by it and constitutes or will constitute upon its execution and delivery, a valid and binding obligation of Zhone or Sub, enforceable in accordance with its terms.

          5.3  Capitalization.  The authorized capital stock of Zhone consists
               --------------
of 300,000,000 shares Common Stock, $0.001 par value per share ("Common Stock"), of which 75,000,000 shares are issued and outstanding, and 125,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"), 38,750,000 of which shares have been designated as Series A-1 Preferred, 37,500,000 of which shares have been designated as Series A-2 Preferred Stock, 13,750,000 of which shares have been designated as Series A-3 Preferred Stock, 12,500,000 of which shares have been designated as Series A-4 Preferred Stock, 6,250,000 of which shares have been designated as Series A-5 Preferred Stock, 7,868,750 of which shares have been designated as Series A-6 Preferred Stock. 2,500,000 of which shares have been designated as Series A-7 Preferred Stock, 1,075,000 of which shares have been designated as Series A-8 Preferred Stock, 1,750,000 of which shares have been designated as Series A-9 Preferred Stock, 1,056,250 of which shares have been designated as Series A-10 Preferred Stock, 1,000,000 of which shares have been designated as Series A-11 Preferred Stock and 1,000,000 of which shares have been designated as Series A-12 Preferred Stock. As of the date of this Agreement all 125,000,000 shares of such Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. There is (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company authorized or outstanding, (ii) no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the Company's capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof except that (A) 38,750,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-1 Preferred Stock, (B) 37,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-2 Preferred Stock, (C) 13,750,000 shares have been reserved for issuance upon conversion of the Series A-3 Preferred Stock, (D) 12,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-4 Preferred Stock, (E) 6,250,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-5 Preferred Stock, (F) 7,868,750 shares of Common Stock have been reserved for issuance upon conversion of the Series A-6 Preferred Stock, (G) 2,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-7 Preferred Stock, (H) 1,075,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-8 Preferred Stock, (I) 1,750,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-9 Preferred Stock, (J) 1,056,250 shares of Common Stock have been reserved for issuance upon conversion of the Series A-10 Preferred Stock, (K) 1,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-11 Preferred Stock, (L) 1,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-12 Preferred Stock. Zhone has reserved 50,000,000 shares of Common Stock for issuance under the Zhone 1999 Stock Option Plan.


          5.4  No Violation of Existing Agreements. The execution and delivery
               -----------------------------------
of this Agreement and each of the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, (i) any provision of the Certificate of Incorporation or By-Laws of Zhone, or the Certificate of Incorporation or By-Laws of Sub, as currently in effect, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Zhone or Sub is a party or by which Zhone or Sub or any of its properties or assets is bound or affected, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Zhone, Sub or their properties or assets.

          5.5  No Brokers.  Neither Zhone nor Sub is obligated for the payment
               ----------
of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

          5.6  Litigation.  There is no litigation pending, or to the knowledge
               ----------
of Zhone or Sub threatened, against Zhone, Sub or any of their officers and directors which, if determined adversely, would result in an injunction against the Merger or have an adverse effect on Zhone's ability to deliver the Merger Consideration or any Stock Option Agreement.

     6.   Covenants of CAG.  CAG covenants to and agrees with each of Zhone and
          ----------------
Sub as follows:

          6.1  Conduct of Business; Interim Operations.  During the period from
               ---------------------------------------
the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, CAG agrees, subject to the limitations described in Section 6.1(r) below, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. CAG shall promptly notify Zhone of any event or occurrence where such event or occurrence would result in a breach of any covenant of CAG set forth in this Agreement or cause any representation or warranty of CAG set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, CAG shall not, without the prior written consent of Zhone:

               (a) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the CAG Intellectual Property Rights;

               (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

               (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except upon the exercise or conversion of securities outstanding on the date of this Agreement);

               (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division;

               (e) sell, lease, license or otherwise dispose of any of its properties or assets except for transactions entered into in the ordinary course of business consistent with past practice;

               (f) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

               (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit in the ordinary course of business consistent with past practice;

               (i) amend or propose to amend its Articles of Incorporation or Bylaws;

               (j) incur or commit to incur any individual capital expenditure in excess of $5,000 or aggregate capital expenditures in excess of $10,000;

               (k) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

               (l) waive or release any material right or claim, except in the ordinary course of business;

               (m) initiate any litigation or arbitration proceeding;

               (n) accelerate, amend or change the period of exercisability of any options or restricted stock granted to employees of CAG or authorize cash payments in exchange for any options granted under any of such plans;

               (o) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

               (p) change any of CAG's accounting policies or practices except as may be required by any modification or change in GAAP;

               (q) change any of CAG's personnel policies in any material respect (except for changes contemplated by the Severance Plan);

               (r) accept orders from the customers listed on the schedule attached hereto as Exhibit H;
                   ---------

               (s) grant any person a power of attorney or similar authority; or

               (t) agree in writing or otherwise to take, any of the actions described in subsections (a) through (s) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Closing Date.

          6.2  Access to Information.  Until the Closing, CAG will allow Zhone
               ---------------------
and its agents free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, CAG Intellectual Property Rights, personal property and financial condition. Until the Closing, CAG shall cause its accountants to cooperate with Zhone and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to CAG in the possession, custody or control of such accountants, subject to the execution by Zhone of a customary agreement with such accountants with respect to the use of such working papers.

          6.3  Shareholder Consent.  CAG shall promptly after the date hereof
               -------------------
take all action necessary in accordance with the California Law and its Articles of Incorporation and By-Laws to solicit and obtain shareholder consent and approval to consummate the transactions contemplated by this Agreement and the Merger Agreement. CAG shall use commercially reasonable efforts to solicit such consent and approval from the shareholders of CAG at the earliest practicable date and not later than November 15, 1999. The Board of Directors of CAG will recommend to the CAG Shareholders that the Merger and the other transactions contemplated by this Agreement be approved and will use commercially reasonable efforts to solicit the approval of such matters by the CAG Shareholders. CAG will provide to Zhone copies of all documents and other information furnished to the shareholders of CAG, if applicable, in connection with such solicitation.

          6.4  Regulatory Approvals.  Prior to the Closing, CAG will execute and
               --------------------
file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required in connection with the consummation of the transactions contemplated by the Transaction Documents. CAG will use commercially reasonable efforts to obtain or, as applicable, to assist Zhone in obtaining all such authorizations, approvals and consents.

          6.5  Satisfaction of Conditions Precedent.  CAG will use commercially
               ------------------------------------
reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 11.1 and 11.3 and to cause the transactions contemplated by the Transaction Documents to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          6.6  Other Negotiations.  Between the date hereof and the Closing Date
               ------------------
(or the earlier termination of this Agreement pursuant to Section 12), CAG will not, directly or indirectly, through any officer, director, employee, agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any person, corporation, partnership, or other entity or group (other than Zhone) regarding any acquisition of CAG, any merger or consolidation with or involving CAG, or any acquisition of any material portion of the assets of CAG (any such transaction being referred to herein as an "Acquisition Proposal").

     7.   Covenants of the Principal Shareholder.  The Principal Shareholder
          --------------------------------------
covenants and agrees with each of Zhone and Sub as follows:

          7.1  Advice of Changes.  The Principal Shareholder shall promptly
               -----------------
notify Zhone in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Principal Shareholder contained in any of the Transaction Documents, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect. The Principal Shareholders shall further notify Zhone of any event or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect on CAG; provided, however, that any such notice shall not constitute an admission that a Material Adverse Effect on CAG has occurred.

          7.2  Regulatory Approvals.  Prior to the Closing, the Principal
               --------------------
Shareholder will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required in connection with the consummation of the transactions contemplated by the Transaction Documents. The Principal Shareholder will use commercially reasonable efforts to assist CAG and Zhone in obtaining all such authorizations, approvals and consents.

          7.3  Satisfaction of Conditions Precedent.  The Principal Shareholder
               ------------------------------------
will use commercially reasonable efforts to assist CAG in satisfying the conditions precedent that are set forth in Section 11.1 and 11.3 and, subject to the provisions of Section 6.4, to cause the transactions contemplated by the Transaction Documents to be consummated.

          7.4  Shareholder Approval.  The  Principal Shareholder shall vote the
               --------------------
Principal Shareholder's shares of CAG Common Stock in favor of and otherwise consent to the approval of the Merger, the Transaction Documents and the transactions contemplated thereby.

          7.5  Disposition of Securities; Solicitation; Voting; Etc.  From and
               -----------------------------------------------------
after the date hereof, and unless this Agreement is terminated in accordance with Section 12, the Principal Shareholder shall:

               (a) not transfer, sell or assign to any person or entity, or agree in any manner to transfer, sell or assign to any person or entity, or pledge, encumber, deposit in a voting trust or grant a proxy with respect to any shares of CAG Common Stock currently or hereafter owned or controlled by the Principal Shareholder without the prior written consent of Zhone;

               (b) not solicit or enter into any agreement or arrangement with any person or entity with respect to any transfer, sale or assignment of any CAG Common Stock, except transfers, sales or assignments specifically contemplated by this Agreement; and

               (c) vote the shares of CAG Common Stock currently or hereafter owned or controlled by the Principal Shareholder against any merger other than the Merger, or any consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company in any case, at every meeting of shareholders of CAG called therefor and at every adjournment or postponement thereof (or in connection with any written consent in lieu of a meeting relating to any such transaction).

     8.   Covenants of Zhone and Sub.  Zhone and Sub hereby covenant and agree
          --------------------------
with CAG and the Principal Shareholders as follows:

          8.1  Advice of Changes.  Zhone will promptly notify CAG in writing of
               -----------------
any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Zhone or Sub contained in any of the Transaction Documents, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect. Zhone shall further notify CAG of any event or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect on Zhone; provided, however, that any such notice shall not constitute an admission that a Material Adverse Effect on Zhone has occurred.

          8.2  Regulatory Approvals.  Prior to the Closing, Zhone and Sub will
               --------------------
execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required in connection with the consummation of the transactions contemplated by the Transaction Documents. Zhone and Sub will use commercially reasonable efforts to obtain, or, as applicable, to assist CAG in obtaining all such authorizations, approvals and consents.

          8.3  Satisfaction of Conditions Precedent.  Zhone will use
               ------------------------------------
commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 11.1 and 11.2 and to cause the transactions contemplated by the Transaction Documents to be consummated, and, without limiting the generality of the foregoing, to assist CAG in obtaining all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          8.4  Issuance of Options.
               -------------------

               (a) At the Closing, Zhone will issue options to purchase an aggregate 1,500,000 shares of Zhone Common Stock in the amounts, under the terms, and to the employees set forth in the schedule attached hereto as Exhibit
                                                                         -------
J-1.
---

               (b) At the Closing, Zhone will issue options to purchase up to an aggregate of 700,000 shares of Zhone Common Stock to CAG employees who become employees of Zhone under the terms set forth on the schedule attached hereto as

Exhibit J-2.
-----------

          8.5  Sale of Assets.  Zhone shall permit the Principal Shareholder to
               --------------
contact and negotiate sales with possible buyers of the CAG Products, shall provide reasonable assistance to the Principal Shareholder upon request (including access rights and execution of standard form confidentiality agreements) in completing such sales, and shall use reasonable commercial efforts to effect the sale of the CAG Products at such price and terms as are reasonably acceptable to Zhone.

     9.   Additional Covenants of the Parties.  In addition to the foregoing,
          -----------------------------------
the parties covenant and agree as follows:

          9.1  Confidentiality.  The parties acknowledge that the
               ---------------
Confidentiality Agreement is binding upon the parties hereto and is in full force and effect. The terms of the Confidentiality Agreement are incorporated in this Agreement by this reference.

          9.2  Publicity.  Neither CAG or the Principal Shareholder, on the one
               ---------
hand, nor Zhone or Sub, on the other, shall issue any press release or other public announcement or communication regarding the transactions contemplated by this Agreement without the prior written approval of the other as to the content thereof, which approval shall not be unreasonably withheld; provided, however,
                                                            -----------------
that the foregoing shall not be deemed to prohibit any disclosure which is required by any applicable law or by any Governmental Entity.

          9.3  Employment Matters.
               ------------------

               (a) Zhone shall offer employment at the Closing to employees of CAG mutually agreed upon by Fred Ackourey and Zhone.

               (b) At Zhone's request, CAG will use commercially reasonable efforts to encourage any CAG employees designated by Zhone to continue in the employment of the Surviving Corporation.

               (c) The severance benefit policy adopted by CAG as described on
Exhibit I shall be assumed by Zhone and shall not be modified for a period of at least 180 days after the Closing.

               (d) For a period of one year after the Closing, Zhone shall maintain for the CAG employees continuing in employment with Zhone or the Surviving Corporation substantially equivalent employment benefits as are currently provided at CAG, and shall use reasonable commercial efforts to provide the same health insurance plan; provided, however, that if the employment benefits and health insurance plan provided to current Zhone employees are reasonably deemed superior by Zhone, Zhone shall provide the same to CAG employees continuing in employment with Zhone. For all purposes of determining eligibility and any and all entitlements under any employment benefit plan provided by Zhone or the Surviving Corporation in the future, service performed by employees of CAG prior to the Closing Date shall be credited; provided, however, that such credit shall not apply to any vesting of any Zhone options.

          9.4  Continuing Cooperation.  In case at any time after the Effective
               ----------------------
Time of the Merger any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each corporation which is a party to this Agreement and the Principal Shareholder shall take all such necessary action.

          9.5  Indemnification of CAG's Officers and Directors.
               -----------------------------------------------

               (a) From and after the Effective Time of the Merger, the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by California law and as provided under CAG's Articles of Incorporation and By-Laws as of the date of this Agreement, each person who is now, or has been at any time prior to the date hereof, an officer or director of CAG (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines and penalties arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement (collectively referred to as "D&O Claims" and individually as a "D&O Claim") and amounts paid in settlement of or otherwise in connection with any D&O Claim.

               (b) Zhone shall cause the Surviving Corporation to keep in effect provisions in its articles of incorporation or other governing instruments with respect to, or Zhone otherwise hereby expressly assumes responsibility for, indemnification identical to such provisions contained in CAG's Articles of Incorporation and By-Laws as of the date of this Agreement, which provisions or express assumption shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time of the Merger in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time of the Merger were directors or officers of CAG in respect of acts or omissions, or alleged acts or omissions, at or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement or any other Transaction Document), except as required by applicable law or except to make changes permitted by law that would not materially diminish the Indemnified Parties' right of indemnification hereunder.

               (c) This Section 9.6 shall survive the Closing, is intended to benefit the officers and directors of CAG at the Effective Time of the Merger and each of the Indemnified Parties and their respective heirs and personal representatives (each of whom shall be entitled to enforce this Section 9.6 against Zhone or the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of Zhone and the Surviving Corporation.

               (d) To the extent that any D&O Claims would otherwise constitute or be attributable to a breach of any representation, warranty, covenant or agreement in this Agreement of CAG or in any other Transaction Document, such amounts as are paid by Zhone shall constitute "Zhone Losses" as such term is defined in Section 13.2.

     10.  The Closing.
          -----------

          10.1 Delivery of Documents.  At the Closing, each party shall deliver
               ---------------------
to the others all documents, certificates, schedules, agreements and instruments required by this Agreement to be delivered at such time, such delivery to be deemed effective at the Effective Time of the Merger.

          10.2 Delivery of Cash Payment.  Not later than two (2) business days
               ------------------------
after the Confirmation Date, Zhone and the Surviving Corporation shall cause the Exchange Agent to effect the exchange of Certificates representing the CAG Common Stock and Option agreements representing options to purchase CAG Common Stock for the Cash Payment in accordance with the procedures specified in
Section 2.8 and the Agreement of Merger.

     11.  Conditions to the Closing.
          -------------------------

          11.1 Conditions to Each Party's Obligations.  The respective
               --------------------------------------
obligations of each party to effect the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions (unless waived in writing if permitted by applicable law):

               (a) This Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by the shareholders of CAG in the manner required under the California Law.

               (b) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the consummation of the Merger.

               (c) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated by the Transaction Documents, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either CAG or Zhone (relying on the advice of their respective legal counsel), such regulatory body or private party has a reasonable likelihood of prevailing.

               (d) All authorizations, consents, permits and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

          11.2 Conditions to Obligations of CAG and the Principal Shareholder.
               --------------------------------------------------------------
The obligations of CAG and the Principal Shareholder to effect the transactions to be performed by them at the Closing are, at the option of CAG, subject to the satisfaction at or prior to the Closing of the following additional conditions:

               (a) All of the representations and warranties of Zhone and Sub set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date, except for representations and warranties which are as of a certain date which shall be true in all material respects as of such date, with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement, and Zhone and Sub shall have delivered to CAG certificates to such effect dated the Closing Date and signed by authorized representatives of Zhone and Sub, respectively.

               (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Zhone and Sub at or prior to the Closing shall have been duly complied with and performed in all material respects (except for Section 8.4, which shall be performed in all respects), and Zhone and Sub shall have delivered to CAG certificates to such effect dated the Closing Date and signed by authorized representatives of Zhone and Sub, respectively.

               (c) Zhone shall have executed and delivered the Employment Agreement.

               (d) Zhone shall have executed and delivered the License
Agreement.

               (e) There shall not have occurred a Material Adverse Effect on Zhone.

          11.3 Conditions to Obligations of Zhone and Sub.  The obligations of
               ------------------------------------------
Zhone and Sub to effect the transactions to be performed by them at the Closing are, at the option of Zhone, subject to the satisfaction at or prior to the Closing of the following additional conditions:

               (a) All the representations and warranties of CAG and the Principal Shareholder set forth in Sections 3 and 4 shall be true in all material respects on and as of the Closing Date, except for representations and warranties which are as of a certain date which shall be true in all material respects as of such date, with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement, and CAG and the Principal Shareholder shall have delivered to Zhone certificates to such effect dated the Closing Date and signed by the President and Chief Financial Officer of CAG and the Principal Shareholder respectively.

               (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by CAG and the Principal Shareholder at or prior to the Closing Date shall have been duly complied with and performed in all material respects, and CAG and the Principal Shareholder shall have delivered to Zhone certificates to such effect dated the Closing Date and signed by the President and Chief Financial Officer of CAG and the Principal Shareholder, respectively.

               (c) There shall have been no material adverse change in the financial condition, results of operations, business or properties of CAG from the date hereof, through the Closing Date, other than changes disclosed in the CAG Disclosure Schedule.

               (d) Fred Ackourey shall have executed and delivered the Employment Agreement, the Ackourey Confidentiality Agreement and the Employee Innovations Agreement.

               (e) Fred Ackourey shall have executed and delivered the License Agreement.

               (f) All persons serving as directors or officers of CAG shall have resigned all such positions effective as of the Closing.

               (g) This Agreement, the Merger and the other transactions contemplated by this Agreement shall have been duly approved by the CAG Shareholders holding that number of shares as may be required to approve the Merger under applicable law.

               (h) Any and all consents from third parties to CAG's material contracts, including but not limited to unvested CAG Options, and other instruments required to allow the consummation of the Merger and the other transactions contemplated by the Transaction Documents shall have been obtained.

     12.  Termination of Agreement.
          ------------------------

          12.1 Termination by Zhone.  This Agreement may be terminated, and the
               --------------------
Merger abandoned, at any time before the Closing by Zhone upon written notice to CAG, specifying the basis for such termination, if (a) (i) CAG or the Principal Shareholder shall have breached in any material respect any of their respective covenants or agreements contained in this Agreement or (ii) an event has occurred which would cause a failure of any of the conditions in Section 11.3(a), or and such breach or failure of condition (x) cannot be cured or (y) shall not have been cured within fifteen (15) days after notice thereof to the breaching party from Zhone, (b) any representation or warranty of CAG or Principal Shareholder contained in this Agreement shall have been materially inaccurate when made, or (c) through no breach of this Agreement by Zhone, the Closing shall not have occurred on or before November 30, 1999.

          12.2 Termination by CAG.  This Agreement may be terminated, and the
               ------------------
Merger abandoned, at any time before the Closing by action of the Board of Directors of CAG upon written notice to Zhone, specifying the basis for such termination, if (i) Zhone or Sub shall have breached in any material respect any of their respective covenants or agreements contained in this Agreement and shall not have cured such breach within fifteen (15) days after notice thereof to the breaching party from CAG, (ii) any representation or warranty of Zhone or Sub contained in this Agreement shall have been materially inaccurate when made, or (iii) through no breach of this Agreement by CAG or the Principal Shareholder, the Closing shall not have occurred on or before November 30, 1999.

          12.3 Mutual Consent.  This Agreement may be terminated, and the Merger
               --------------
abandoned, at any time before the Closing, by the mutual written consent of Zhone and CAG.

          12.4 Effect of Termination.  Upon any termination of this Agreement
               ---------------------
pursuant to the provisions of this Section 12, all parties hereto shall be relieved of all further obligations under this Agreement, except for the provisions of this paragraph and Section 15.7 regarding the payment of expenses and the continuing obligations of the parties under the Confidentiality Agreement. If such termination shall result from the failure of a party to carry out its obligations under this Agreement, such party shall be liable for losses incurred by the other parties; provided, however, that if the Agreement is terminated by CAG pursuant to Section 12.2(i), Zhone shall pay to CAG a termination fee of one million dollars ($1,000,000) in cash in immediately available funds, which shall be deemed to cover all losses incurred by CAG. In no event shall Zhone be required to pay such termination fee if, immediately prior to the termination of this Agreement, CAG was in material breach of any of its material obligations under this Agreement. The provisions of this Section
12.4 shall survive any such termination.

     13.  Survival of Representations and Warranties; Indemnification.
          -----------------------------------------------------------

          13.1 Survival of Representations and Warranties.  If the Merger occurs
               ------------------------------------------
the representations and warranties of CAG and the Principal Shareholder contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date for a period of three months; provided however; that the representations and warranties contained in Sections 3.7, 3.20 and 3.23 shall survive for one year and. provided further that, with respect to claims for indemnification for "Zhone Losses" (as such term is defined in Section 13.2(a)) arising out of "Third Party Claims" (as such term is defined in Section 13.4(a)) all representations and warranties shall be deemed to survive the Closing Date for a period of one year. The representations and warranties of Zhone contained in this Agreement or in any other document or instrument delivered pursuant hereto shall survive the Closing for one year. Notwithstanding the preceding sentence, any claim for indemnity for breach of a representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which such representation or warranty otherwise would terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

          13.2 Indemnification.
               ---------------

               (a) (i) Subject to the terms, conditions and limitations contained herein, the Principal Shareholder (the "CAG Indemnitor") shall defend and hold harmless Zhone, its shareholders, officers, directors, employees and attorneys, all Subsidiaries, including the Surviving Corporation, and affiliates of Zhone, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Zhone Group") from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) net of any directly related insurance payments or recoveries previously received from third party insurers by members of the Zhone Group prior to final resolution of, and relating to, such claim, losses, damages, costs and expenses (collectively, the "Zhone Losses") which any member of the Zhone Group may sustain or incur and which are caused by or arise out of any inaccuracy in or breach of any of the representations, warranties or covenants made by CAG in this Agreement, including the CAG Disclosure Schedule, except those contained in Section 4 which are addressed in Section 13.2(e).

               (ii) Subject to the terms, conditions and limitations contained herein, Zhone shall indemnify, defend and hold harmless the CAG Shareholders from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) (collectively, the "Shareholder Losses") which any CAG Shareholder may sustain or incur and which are caused by or arise out of any inaccuracy in or breach of any of the representations, warranties or covenants made by Zhone in this Agreement.

          (b)  (i)   The Principal Shareholder shall not be required to
indemnify any member of the Zhone Group for any Zhone Losses until the aggregate amount of all Zhone Losses under all claims shall exceed $200,000 (the "Floor") or for any claims in excess of $6,000,000 (the "Cap"); provided, however, that if the aggregate amount of Zhone Losses in respect of such claims exceed the Floor, the Principal Shareholder shall indemnify such member or members of the Zhone Group for all Zhone Losses (including the initial $200,000) in respect of such claims, subject to the further limitations set forth herein, and any claims for breach of the representations set forth in Sections 3.1, 3.3 and 3.4(i) shall not be subject to the floor.

               (ii) Zhone shall not be required to indemnify any CAG shareholder for any Shareholder Losses until the aggregate amount of all Shareholder Losses under all claims shall exceed the Floor or for any claims in excess of the Cap: provided, however, that if the aggregate amount of Shareholder Losses in respect of such claims exceed the Floor, Zhone shall indemnify such CAG Shareholders for all Shareholder Losses (including the initial $200,000) in respect of such claims, subject to the further limitations set forth herein. Claims for failure to pay any of the Total Merger Consideration under this Agreement, to the extent not subject to Zhone's rights to withhold such payment or offset Zhone Losses against such payment and claims for breaches of the representations set forth in Section 5.1, 5.2 and 5.4(i) shall not be subject to the Floor.

          (c)  Zhone shall also be entitled to claim as Zhone Losses all amounts
(i) for which Zhone is entitled to indemnification pursuant to Section 14, (ii) breaches of the representations and warranties contained in Section 3.7 ("Taxes"), and (iii) which would be required to be included on the CAG Expense Schedule described in Section 15.7 which are in excess of the amounts actually included on such Schedule. Recovery of any Zhone Losses described in this
Section 13.2(c) shall not be subject to the Floor.

          (d) The obligation of the Principal Shareholder to indemnify members of the Zhone Group for a Zhone Loss is subject to the condition that the Principal Shareholder shall have received a claim for such Zhone Loss on or before the applicable survival period set forth in Section 13.1 hereof.

          (e) The Principal Shareholder hereby indemnifies any Zhone Group member against and agrees to hold each of them harmless from any and all Zhone Losses incurred or suffered by such Zhone Group member arising out of any misrepresentation or breach of warranty under Section 4, or covenant or agreement made or to be performed by the Principal Shareholder pursuant to this Agreement. Recovery of any Zhone losses pursuant to this Section 13.2(e) shall not be subject to the Floor.

          (f) In enforcing its rights to indemnity under this Section 13 Zhone shall first seek payment by offsetting against any amounts payable to the Principal Shareholder by virtue of the payments due to the Principal Shareholder described on Exhibit G, an amount equal to the Zhone Losses, it being understood that such losses shall first be offset against the last payment due to the Principal Shareholder described on Exhibit G, and any remaining amount of the Zhone Losses shall then be offset against any other payment due to the Principal Shareholder described on Exhibit G, in reverse chronological order, until such time as the Zhone Losses shall have been offset in full, it being further understood that if at any time the Zhone Losses cannot be satisfied in full by such offset, then any remaining amounts shall be offset against the Contingent Payments which have accrued or which accrue prior to the time of final resolution of such claim, in which event, pending resolution of such claims Zhone may withhold from such Contingent Payments the amount of such claims up to, but not exceeding, the Principal Shareholder's interest in such Contingent Payments. If the foregoing sources of recovery for Zhone Losses shall be insufficient, the Principal Shareholder shall pay such excess amounts in cash within 15 business days after the date of final resolution of the claim for such Zhone Losses. In no event shall Zhone offset or withhold amounts in excess of any amount claimed under Section 13.3(b) or Section 14 in respect of Zhone Losses, and notwithstanding anything to the contrary in Section 2.8(b), any amounts withheld but not applied to satisfy Zhone's indemnification claim shall bear interest from the original due date of payment at a rate of 8.5% per annum.

          (g) Each of the parties hereto acknowledges and agrees that from and after the Effective Time, its sole and exclusive monetary remedy, with respect to any and all claims relating to this Agreement shall be pursuant to the offset and/or indemnification provisions set forth in this Section 13 and that Zhone shall have no recourse to any of the CAG Security Holders other than the Principal Shareholder; except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, fraud or intentional misrepresentation, or for any claim arising out of a breach of the Employment Agreement or the License Agreement.



     13.3 Procedures for Indemnification.
          ------------------------------

          (a) As used in this Section 13, the term "Indemnitor" means the party or parties against whom indemnification hereunder is sought, and the term "Indemnitee" means the party or parties seeking indemnification hereunder.

          (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Zhone Losses or Shareholder Losses, as the case may be, and, in the case of a Third Party Claim (as defined in Section 13.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

          (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 13.4 hereof shall be observed by Indemnitee and Indemnitor.

     13.4 Defense of Third Party Claims. Should any claim be made, or suit or
          -----------------------------
proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

          (a) Indemnitee shall give the Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof, and the Indemnitor will undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by the Indemnitor shall be an acknowledgment by the CAG Representative that such Third Party Claim is subject to indemnification under the provisions of this Section 13. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 13.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 13.3(b) which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Indemnitor of a Third Party Claim shall not release the Indemnitor from its obligations hereunder, except to the extent they are actually prejudiced by such failure.

          (b) Indemnitee and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

     13.5 Settlement of Third Party Claims.  Unless the Indemnitor has
          --------------------------------
failed to fulfill its obligations under this Section 13, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitor has assumed the defense of a Third Party Claim as contemplated by Section 13.4(a), no settlement of such Third Party Claim may be made by the Indemnitor without the prior written consent by or on behalf of Indemnitee, unless such settlement includes a complete release of all claims against Indemnitee.

     14.  Tax Matters.
          -----------

          14.1 Indemnification by the Principal Shareholder.  The Principal
               --------------------------------------------
Shareholder shall be responsible for and shall indemnify the Zhone Group for (a) all unpaid CAG Taxes incurred in or attributed to all periods (or portions of periods) up to and including the Closing Date to the extent such Taxes are in excess of (i) the amount of Taxes that are reflected in the reserve for tax liability as shown on the balance sheet included in the CAG Audited 1999 Financials and (ii) the amount of Taxes, if any, that are subject to indemnity by the Principal Shareholder under Sections 14.3(a) and 14.3(b) and (b) any and all unpaid taxes imposed on or with respect to CAG as a result of any breach or inaccuracy of any representation or warranty contained in Section 3.7. For purposes of this Section 14, unpaid Taxes or taxes shall take into account any estimated Tax or tax payment actually made.

          14.2 Transfer Taxes. Notwithstanding any provision of this Agreement
               --------------
to the contrary, all excise, sale, use, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties resulting or arising from or in connection with this transaction shall be the liability of and paid by the CAG Shareholders.

          14.3 Filing Responsibility.
               ---------------------

               (a) Except as provided in Section 3.7(a) and Section 14.2, Zhone shall prepare and file, when due, all Tax Returns for any taxable period, or portion thereof beginning before and ending on or before the Closing Date which are required to be filed after the Closing Date. The Principal Shareholder shall indemnify Zhone for unpaid Taxes of CAG with respect to such periods after payment by CAG of such Taxes to the extent such Taxes are not reflected in the reserve for tax liability as shown on the balance sheet included in the CAG Financial Statements and to the extent the aggregate amount of such Taxes as are not so reflected in such reserve for tax liability exceeds the CAG Net Assets Amount.

               (b) Zhone shall prepare and file, when due, all Tax Returns of CAG for tax periods beginning before the Closing Date and ending after the Closing Date. The Principal Shareholder shall indemnify Zhone after payment by CAG of unpaid Taxes for such periods an amount equal to the portion of such unpaid Taxes which are attributable to the portion of such periods ending on the Closing Date to the extent that such unpaid Taxes are not reflected in the reserve for tax liability as shown on the balance sheet included in the CAG Financial Statements and to the extent the aggregate amount of such unpaid Taxes as are not so reflected in such reserve for tax liability exceeds the CAG Net Assets Amount. In the case of Taxes other than Taxes based upon or related to income or receipts the portion of such Taxes attributable to the period ending on the Closing Date shall be determined on a pro rata daily basis, and in the case of Taxes based upon or related to income or receipts, the portion of such unpaid Taxes attributable to the period ending on the Closing Date shall be equal to the amount of Taxes that would be due and payable had such tax liability been computed as if the relevant taxable period ended on the Closing Date.

               (c) If requested in a timely manner, Zhone shall permit the Principal Shareholder to review and comment prior to filing any Tax Returns described in Sections 14.3(a) and 14.3(b) for which the Principal Shareholder would have liability pursuant to this Section. Zhone shall reflect the Principal Shareholder's tax position on such Tax Returns for which the Principal Shareholder is liable unless Zhone determines that such tax position is in contravention of applicable law.

          14.4 Contests.
               --------

               (a) Zhone and CAG, on the one hand, and Principal Shareholder on the other hand, shall give notice to the other party of any pending or threatened audits, adjustments or assessments ("Tax Audit") which may affect the liability for Taxes of such other party.

               (b) (i)   If such Tax Audit relates to any taxable period ending
on or before the Closing Date or to or to any Taxes for which the Principal Shareholder is liable in full hereunder, the Principal Shareholder shall at its expense control the defense and settlement of such Tax Audit. If such Tax Audit relates to any taxable period beginning after the Closing Date or to any Taxes for which Zhone is liable in full hereunder, Zhone shall at its expense control the defense and settlement of such Tax Audit. If such Tax Audit relates to Taxes for which both the Principal Shareholder and Zhone are liable hereunder, to the extent possible such Taxes will be distinguished and each party will control the defense and settlement of those Taxes for which it is so liable.

                   (ii) If such Tax Audit relates to a taxable period, or portion thereof beginning before and ending after the Closing Date and any tax item cannot be identified as being a liability of only one party or cannot be separated from a tax item for which the other party is liable, the party which has the greater potential liability for those tax items that cannot be so attributed or separated (or both) shall control the defense and settlement of the Tax Audit, provided that such party defends the items as reported on the Tax Return. Any party whose liability for Taxes may be directly affected by a Tax Audit shall be entitled to participate at its expense in such defense and to employ counsel of its choice at its expense and shall have the right to approve any settlement or compromise of such liability, which approval shall not be unreasonably withheld.

     15.  Miscellaneous.
          -------------

          15.1 Governing Law.  It is the intention of the parties hereto that
               -------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          15.2 Dispute Resolution.
               ------------------

               (a) In the event of any controversy or claim arising out of or relating to this Agreement, including without limitation, controversies or claims arising out of the provisions of Section 13 hereof, any party may send another party written notice identifying the matter in dispute. Within fifteen
(15) days after such written notice is given, one or more principals of each party involved in the dispute shall meet at a mutually agreeable location for the purpose of determining whether they can resolve the dispute themselves and, if not, whether they can agree upon an impartial third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

               (b) If such parties fail to resolve the dispute by written agreement or to agree upon the selection of an arbitrator within said fifteen
(15) day period, any such party may thereafter commence appropriate legal action with respect to such dispute.

               (c) The prevailing party in any such dispute shall be entitled to recovery of the reasonable fees and expenses of one (1) counsel for such party in such dispute.


          15.3 Assignment; Binding upon Successors and Assigns. None of the
               -----------------------------------------------
parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          15.4 Severability. If any provision of this Agreement, or the
               ------------
application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

          15.5 Entire Agreement. This Agreement, the exhibits hereto, the
               ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. The letter of intent dated October 13, 1999 between Zhone and CAG is hereby terminated.

          15.6 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          15.7 Expenses.  The parties shall each pay their own legal, accounting
               --------
and financial advisory fees and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event that the Merger is consummated, all legal, accounting and financial advisory fees and expenses and other out-of-pocket expenses incurred by CAG incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated shall be borne by the Surviving Corporation; provided, however, that a schedule of all such fees and expenses to be incurred through the Closing (the "CAG Expense Schedule") shall be submitted to Zhone not later than two (2) business days prior to the Closing for purposes of calculating the amount of the Total Merger Consideration.

          15.8  Other Remedies. Except as otherwise provided herein, any and all
                --------------
remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          15.9  Amendment and Waivers.  Any term or provision of this Agreement
                ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          15.10 Waiver.  Any party hereto may, by written notice to the others:
                ------
(i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others; (ii) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the others contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

          15.11 Notices.  All notices and other communications hereunder will
                -------
be in writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier, or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:


          CAG:                     CAG Technologies, Inc.
                                   4333 Park Terrace Drive, Suite 109
                                   Westlake Village, California  91361
                                   Facsimile: (818) 865-9303
                                   Attention:  Mr. Fred Ackourey
          with a copy to:          Riordan & McKinzie
          (which shall not         California Plaza, 29th Floor
          constitute notice)       300 South Grand Avenue
                                   Los Angeles, California 90071
                                   Facsimile:  (213) 229-8550
                                   Attention:  Thomas A. Waldman, Esq.


          The Principal
          Shareholder:             To the address set forth under his signature


          Zhone or Sub:            Zhone Technologies, Inc.
                                   7677 Oakport Street, Suite 1040
                                   Oakland, California 94621
                                   Facsimile: (510) 777-7010
                                   Attention: Ms. Jeanette Symons


          with a copy to:          Gray Cary Ware & Freidenrich LLP
          (which shall not         400 Hamilton Avenue
          constitute notice)       Palo Alto, California  94301
                                   Facsimile:  (650) 327-3699
                                   Attention:  Jon C. Perry, Esq.


Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section 15.11.

          15.12  Construction and Interpretation of Agreement.
                 --------------------------------------------

                 (a) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

                 (b) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts, event, change or effect, as the case may be, that is material to the current or expected condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such entity.

                 (c) As used in this Agreement, the term "CAG's Knowledge" means the actual knowledge of any of the executive officers of CAG or the Principal Shareholder, in each case after due inquiry of those CAG employees who could reasonably be expected to have information relating to the subject matter of the particular representation.

                 (d) Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

          15.13  No Joint Venture.  Nothing contained in this Agreement shall be
                 ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as specifically provided herein (i) no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party, (ii) no party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other and (iii) no party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 15.13.

          15.14  Further Assurances.  Each party agrees to cooperate fully with
                 ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          15.15  Absence of Third Party Beneficiary Rights.  Except as provided
                 -----------------------------------------
in Section 9.5, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                   ZHONE TECHNOLOGIES, INC.



                                   By:/s/ Jeanette Symons
                                      --------------------------------
                                      Jeanette Symons
                                      Chief Technology Officer



                                   CAG ACQUISITION CORPORATION


                                   By: /s/ Jeanette Symons
                                      ---------------------------------
                                      Jeanette Symons
                                      President



                                   CAG TECHNOLOGIES, INC.


                                   By:/s/ Fredrick Ackourey
                                      --------------------------------
                                      Fred Ackourey
                                      President



                                   PRINCIPAL SHAREHOLDER:


                                   /s/ Fredrick Ackourey
                                   -----------------------------------
                                   Fred Ackourey

                                   Address:___________________________
                                           ___________________________
                                   ___________________________________

                                   EXHIBITS
                                   --------

Exhibit        Description
-------        -----------
A              Form of Agreement of Merger
B              CAG Disclosure Schedule
C              Form of Employment Agreement - Fred Ackourey
D              Form of QDMP License Agreement
E              Principal Shareholders Disclosure Schedule
F              Schedule of Contingent Payment Products
G              Schedule of Ackourey Cash Payments
H              Schedule of Zhone Competitors
I              Severance Benefit to CAG Employees
J-1            Options to be Granted to Purchase 1,500,000 Shares of Zhone Common Stock
J-2            Options to be Granted to Purchase 615,000 Shares of Zhone Common Stock
K              Form of Confidentiality Agreement - Fred Ackourey
L              Form of Employee Innovations and Proprietary Rights Assignment Agreement

                                                                       Exhibit A


                          Form of Agreement of Merger

                                                                       Exhibit B


                            CAG Disclosure Schedule

                                                                       Exhibit C


                 Form of Employment Agreement - Fred Ackourey

                                                                       Exhibit D


                        Form of QDMP License Agreement

                                                                       Exhibit E


                  Principal Shareholders Disclosure Schedule

                                                                       Exhibit F


                          Contingent Payment Products


1. "Xena" Card Design: Network protocol accelerator and router on a board. The system uses an Intel IXP 1200 network processor and Hifn Ipsec encryption, compression and public key processors to hardware accelerate processes formerly performed in software, with the advantage of the subsystem being that it allows the customer to perform highly-integrated processes at wire speed. The system is designed to be modified to meet exactly what each customer's existing system requires to reach increased performance and interoperability, as well as reducing space, cost and power requirements.
2. "Gabby" Card Design: An IPsec hardware accelerator used by customers to quickly move into the VPN market and offer IETF standard encryption, compression and public key processing at wire speeds.
3. POTS Splitter: Passive filter that separate voice and data in ADSL circuits. The system is housed in a 1U box and can accommodate up to 48 ports in one chassis.

                                                                       Exhibit G


                            Ackourey Cash Payments

--------------------------------------------------------------------------------
Date Paid                             % of the Cash Payment due to Ackourey
=========                             =====================================
--------------------------------------------------------------------------------
At Closing                            33 1/3
--------------------------------------------------------------------------------
12/31/99                              25
--------------------------------------------------------------------------------
03/31/00                              20 5/6
--------------------------------------------------------------------------------
06/30/00                              12 1/2
--------------------------------------------------------------------------------
09/29/00                               4 1/6
--------------------------------------------------------------------------------
12/29/00                               4 1/6
--------------------------------------------------------------------------------

                                                                       Exhibit H


                               Zhone Competitors

Nortel Networks

Cisco Systems

Copper Mountain Networks

NextLevel

                                                                       Exhibit I


                      Severance Benefit to CAG Employees


     1.   Participants.  Full-time employees of CAG as of the Closing Date.
          ------------

     2.   Eligibility.  Any employee terminated by Zhone or CAG post-Closing
          -----------
will receive severance, unless terminated for cause as determined in good faith by Zhone management. Additionally, if an employee resigns after a material demotion from what was his or her position prior to the Closing or due to relocation outside of the 50 mile radius of CAG's office or due to a material reduction in salary, the employee may obtain a severance benefit. Receipt of a benefit shall be conditioned on the employee's execution of a general release in favor of Zhone and CAG.

     3.   Amount of Severance.  The amount of the severance payment shall be two
          -------------------
(2) weeks' salary for each year of employment at CAG, with the benefits prorated for partial years of employment. However, the maximum benefit shall be thirteen
(13) weeks salary. Ed Schillo shall be entitled to the full 13 weeks' benefit given his CFO position with CAG. Zhone may elect to pay severance in a lump sum or on a regular payroll schedule, provided that no payment shall be made until all rights to revoke the general release have expired.

     4.   Term of this Exhibit.  Severance shall be available for employees
          --------------------
terminated within 180 days of Closing, after which time Zhone's standard employee benefit package shall govern severance (if any) available to former CAG employees.

                                                                     Exhibit J-1


    Options to be Granted to Purchase 1,500,000 Shares of Zhone Common Stock


--------------------------------------------------------------------------------
                Name                                 Amount
                ====                                 ======
--------------------------------------------------------------------------------
Fred Ackourey                                                    1,385,670
--------------------------------------------------------------------------------
Edward P. Schillo                                                   43,305
--------------------------------------------------------------------------------
Stephen Bishop                                                      18,885
--------------------------------------------------------------------------------
Larry Duncan                                                         5,190
--------------------------------------------------------------------------------
Hernando Hernandez                                                  14,550
--------------------------------------------------------------------------------
Mike Taen                                                            6,495
--------------------------------------------------------------------------------
Lynda Lopez                                                            330
--------------------------------------------------------------------------------
George Adrian                                                          435
--------------------------------------------------------------------------------
Bruce Stevens                                                        2,595
--------------------------------------------------------------------------------
Stephen Champion                                                    14,550
--------------------------------------------------------------------------------
Michelle Mattson                                                     1,725
--------------------------------------------------------------------------------
Tony Aguirre                                                         1,080
--------------------------------------------------------------------------------
Jean Xi-Ying Xu                                                        645
--------------------------------------------------------------------------------
Jennifer Cromwell                                                    1,950
--------------------------------------------------------------------------------
Jim Fults                                                            2,595
--------------------------------------------------------------------------------
TOTAL                                                            1,500,000
--------------------------------------------------------------------------------

Zhone will issue options to purchase 1,500,000 shares of Zhone Common Stock to the Stockholders/Employees of CAG. The options shall with certain exceptions be subject to continued employment by Zhone, vest over a four-year period, with 25% vesting on the first anniversary of the closing of the transaction and 1/36th of the balance at the end of each one-month period following thereafter. Such options shall provide for immediate vesting upon termination where the termination was by Zhone without cause within one year of the date of grant, or for such other events as are contained in agreements between Zhone and the Optionee. Options issued to any affiliates of Fred Ackourey shall vest based upon the continued employment of Fred Ackourey. Such options shall be immediately exercisable with the shares of Zhone Common Stock issuable on such exercise subject to repurchase by Zhone at the original purchase price and such repurchase rights shall lapse in accordance with the option vesting schedule.

                                                                     Exhibit J-2


    Options to be Granted to Purchase 615,000 Shares of Zhone Common Stock

--------------------------------------------------------------------------------
                Name                                 Amount
                ====                                 ======
--------------------------------------------------------------------------------
Stephen Bishop                                                      75,000
--------------------------------------------------------------------------------
Larry Duncan                                                        40,000
--------------------------------------------------------------------------------
Jim Fults                                                           30,000
--------------------------------------------------------------------------------
Fred Ackourey                                                      120,000
--------------------------------------------------------------------------------
Hernando Hernandez                                                  45,000
--------------------------------------------------------------------------------
Mike Taen                                                           40,000
--------------------------------------------------------------------------------
Lynda Lopez                                                         12,000
--------------------------------------------------------------------------------
George Adrian                                                       12,000
--------------------------------------------------------------------------------
Bruce Stevens                                                       12,000
--------------------------------------------------------------------------------
Stephen Champion                                                    50,000
--------------------------------------------------------------------------------
Michelle Mattson                                                    20,000
--------------------------------------------------------------------------------
Tony Aguirre                                                        12,000
--------------------------------------------------------------------------------
Jean Xi-Ying Xu                                                     15,000
--------------------------------------------------------------------------------
Jennifer Cromwell                                                   12,000
--------------------------------------------------------------------------------
Horvin Hernandez                                                    15,000
--------------------------------------------------------------------------------
Perry Meade                                                         25,000
--------------------------------------------------------------------------------
Jim Strickland                                                      75,000
--------------------------------------------------------------------------------
Soco Jaques                                                          5,000
--------------------------------------------------------------------------------
TOTAL                                                              615,000
--------------------------------------------------------------------------------

At the Closing, Zhone will issue options to purchase 615,000 shares of Zhone Common Stock to CAG employees who have become employees of Zhone. These options will be subject to 4 year vesting and shall be subject to such other terms as are provided under Zhone's stock option plan, including immediate exercisability with a lapsing repurchase right.

                                                                       Exhibit K


               Form of Confidentiality Agreement - Fred Ackourey

                                                                       Exhibit L


   Form of Employee Innovations and Proprietary Rights Assignment Agreement